Exhibit 10.9

Statement of Work

for

“ActiveCare Inc.

Senior Care  Device”

Revision 1

December 1, 2009

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

TABLE OF CONTENTS

Executive Summary		5
ActviceCare Inc - Internal Customer Review		6
Reviewer		6
Title		6
Signature		6
Date		6
SOW Signoff - FINAL		7
SOW Signoff - FINAL		7
1	Reference Documents	8
2	Glossary	8
3	Overview	9
4	Roles and Responsibilities	11
4.1	QUECTEL RESPONSIBILITIES	11
4.2	ACTIVECARE, INC. RESPONSIBILITIES	11
4.3	UNASSIGNED RESPONSIBILITIES	11
5	Objective	13
5.1	DESIGN GUIDANCE	13
5.1.1	DESIGN TARGETS	13
5.1.2	SYSTEM ACCESSIBILITY	13
5.1.3	SYSTEM RELIABILITY	13
6	Development Strategy	14
ASSUMPTIONS		15
6.1	COMMUNICATIONS MODEL	15
6.2	REMOTE CONTROL AND MANAGEMENT	15
6.3	GPS	16
6.4	WATERPROOF DESIGN	16
6.5	SOFTWARE MODEL	16
6.6	SERVICABILITY	16
6.7	FORWARD ACCOMODATION	16
7	Functional Milestones	17

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com
Page  of 2 of 45

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

7.1	SOW AND MOBILIZATION PAYMENT	17
7.2	CONCEPT SIGNOFF MILESTONE	17
7.3	LAB PROTOTYPE MILESTONE ?HAND-BUILT CNC SAMPLES?	18
7.3.1	COMPANION DEVICE	18
7.3.2	WRIST DEVICE	18
7.3.3	DOCKING STATION	19
7.3.4	DELIVERIES	19
7.4	Alpha MILESTONE (Working Samples)	19
7.4.1	COMPANION DEVICE	19
7.4.2	WRIST DEVICE	20
7.4.3	DOCKING STATION	20
7.4.4	DELIVERIES	20
7.5	BETA MILESTONE (TEST SAMPLES)	21
7.5.1	COMPANION DEVICE	21
7.5.2	WRIST DEVICE	21
7.5.3	DOCKING STATION	21
7.5.4	DELIVERIES	21
7.6	PRE-PRODUCTION MILESTONE (GOLDEN SAMPLES)	22
7.6.1	COMPANION DEVICE	22
7.6.2	WRIST DEVICE	22
7.6.3	DOCKING STATION	22
7.6.4	DELIVERIES	23
7.7	MASS PRODUCTION MILESTONE	23
7.7.1	COMPANION DEVICE, WRIST DEVICE, DOCKING STATION	23
7.7.2	DELIVERIES	23
7.8	DOCUMENTATION DELIVERABLES	23
7.9	PC SOFTWARE DELIVERABLES	23
8	Development Cost Breakdown	25
8.1	DEVELOPMENT COSTS OVERVIEW	25
TRAVEL EXPENDITURES		26
8.2	CERTIFICATION AND APPROVAL FEES	27
8.3	DISBURSEMENT SCHEDULE	28
9	Risk Assessment	29
9.1	COMPONENT LEAD TIME	29
9.2	BLUETOOTH FUNCTION RANGE	29
10	Options	29
10.1	SCHEDULE ACCELERATION	29
11	Unit Price for Devices and Production Delivery Payment	30

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

12	MOQ and Lead-time	30
13	Warranties By QUECTEL	30
Appendix A - Product Definition for ActiveOne+		32
APPENDIX B - GPS PRIMER		42

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

Executive Summary

The Statement of Work for the ActiveCare, Inc. Senior Care Device System presents the body of work that is required to take this product from conception to manufacturing. The development centers on the creation of the wrist/ pendant device, its companion device and a docking device work as charger station for the companion device. The associated server software application(s) and API are not included in this SOW; The specifications and functionality of these components are described in the Appendix A ‘Product Definition for ActiveOne+’. This specification evolved from the initial concept proposed by Activecare, Inc., after being refined and enhanced by Quectel Wireless Solutions, to the current version used for this SOW.

The costs for Engineering R&D Services represent a fixed price based on the listed assumptions and detailed functions listed in the Senior Care System specification document. The specification document is subject to collaborative review and modification prior to contract signing. The fixed price total will be adjusted to reflect any changes made as a result of the review process.

The cost of development includes
•	The Quectel Wireless Solutions engineering R&D services charges of $200,000 for the wrist/ pendant device, its companion device and a docking device hardware/software.
•	The costs for tooling for the wrist/ pendant device, its companion device and a docking device are estimated at $ 160,000.00.
•	The total cost for the entire development is $360,000

The development schedule spans 30-32 weeks from receipt of initial mobilization payment to mass production release. The schedule summaries identify milestone payments and material resource procurement requirements.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

ActviceCare Inc - Internal Customer Review

Reviewer	Title	Signature	Date

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

SOW Signoff – FINAL

This page is used to signoff receipt of the SOW and acknowledges that both parties are aware of the contents of the document. Items within the SOW may be subject to change as the development proceeds. It is agreed that the detailed requirements in this SOW are being bid at a fixed price. Changes made to the requirements and SOW may impact the total price of the development but will not affect the price of the already quoted items that are not altered.

Edwin Peng
Technical Manager

Quectel Wireless Solution Ltd.
Suite 801. Building E,
1618 Yishan Road,
Shanghai PRC 201103

Adam Liao
Manager Director

Quectel Wireless Solution Ltd.
Suite 801. Building E,
1618 Yishan Road,
Shanghai PRC 201103

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

1	Reference Documents
GW100 Technical Specification
GA100 Technical Specification
Appendix A - Product Definition for ActiveOne+
Appendix   B – GPS Primer

2	Glossary
There are a number of acronyms and abbreviations used throughout this proposal.

ASC	ActiveCare Service Center
CNC	Computerized Numerical Control
RF	Radio Frequency
MOU	Memorandum Of Understanding
NRE	Non Recurring Engineering
GPS	Global Positioning Satellite system
SLA	Stereo Lithographic Assembly, a means of creating a 3D physical part
LED	Light Emitting Diode
SPL	Sound Pressure Level
SCD	Senior Care Companion Device.
SWD	Senior Care Wrist Device
DS	Docking Station
FCC	Federal Communications Commission
PTCRB	PCS Type Certification Review Board
SAR	Specific Absorption Rating
MPE	Maximum Permissible Exposure
UL	Underwriters Laboratory
IC	Industry Canada (equivalent to FCC)
CSA	Canadian Standards Association (equivalent to UL)
AGPS	Assisted GPS, via remote computational facility
EOTD	Estimated Observed Time Difference
TDOA	Time Difference Of Arrival
IMSI	International Mobile Subscriber Identity
AC	Alternating Current
DC	Direct Current
Li-ion	Lithium Ion
MS	Mobile Station
PPS	Product Prototype Samples
SMS	Short Message Service
GPRS	General Packet Radio Service
TCP/UDP	Transmission Control Protocol / User Datagram Protocol
IP	Internet Protocol
IR	Infrared
ASCII	American Standard Code for Information Interchange
RSSI	Received Signal Strength Indicator

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

3	Overview

The Senior Care Device System envisioned by Activecare, Inc. requires the design and development of three entities:

Senior Care Wrist Device (SWD): a wrist device with voice communication function through the Senior Companion Device (SCD) by Bluetooth connection, fall detection is supported in this wrist device, an internal battery is built in SWD. SWD needs to be waterproof to meet the IP67 standard.

Senior Companion Device (SCD): a companion device with the SWD providing the voice communication and GPS location data, all other over-the-air configuration and data transmission functions through the GSM/GPRS network, fall detection is supported in this companion device, an internal battery is built in SCD.

Docking Station (DS), a Docking charger station to provide charging for the SCD.

The Senior Companion Device allows the Active Service Center to detect the location of a senior person  during an emergency case such as a “fall down” condition or the press of  the “help” button of the device. It makes use of a GPS receiver to determine the  user’s position and a cellular wireless link to communicate these coordinates to the center. If  no GPS signal is available, it will try to report the Cell ID of the GSM/GPRS network back to the Active Service Center. The Active Service Center shall contact the user and enable two way communication whenever the cellular signal of the device is adequate. Automatic alerts can be sent to the Active Service Center when the user travels outside a specified area (Geo-Fence) or a fall is detected. The SWD will not be waterproof.

The Senior Care Wrist Device (SWD) is to be worn on user’s wrist to provide a voice communication function through the Senior Companion Device through a  Bluetooth connection, working as the Bluetooth speaker. An accelerometer sensor is built into the Senior Care Wrist Device (SWD) to provide a fall detection function. Once a fall is detected and the Bluetooth connection with the Senior Companion Device is available, automatic alerts can be sent to the Active Service Center. There is a limitation of connection range between Senior Care Wrist Device (SWD) and Senior Companion Device, it is designed to be 100 meters to maintain a voice connection and 100 meters for command transmission in open area, to meet the Bluetooth Class 1 standard. Once there is Senior Care Wrist Device (SWD) out range of the connection limitation, an alert voice will be generated. SWD needs to be waterproof to meet the IP67standard.

The Docking Station (DS) is used to recharge both the Wrist Device and the Companion Device. If it is determined that it is more advantageous to incorporate a third party charger, then the mechanical and electronic development will be reduced. The Docking Station (DS) is powered by an off-the-shelf AC adapter to exploit the cost advantage and avoid the associated UL certification costs. This also permits the easy replacement of the power source in case the Docking Station (DS) suffers a lightning strike. AC adapters commonly include ample surge protection to guard against most power surges commonly experienced on urban power grids.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

The rechargeable batteries that power the Senior Care Wrist Device (SWD) and the Senior Companion Device are recommended to be Lithium-Poly type to leverage high capacity and environmentally friendly characteristics. Temperature and current protection devices will eliminate the potential for injury to the user.

All detail specification of Senior Wrist Device and Senior Companion Device and Docking Station are defined in reference documents: GW100 Technical Specification and GA100 Technical Specification and Appendix A Product Definition for ActiveOne+.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

4	Roles and Responsibilities
During the development of the Senior Care Devices, Quectel Wirelesss solutions and ActiveCare, Inc. will take responsibility for specific activities.  Collaboration and coordination are used to ensure that development objectives can be satisfied within the established timeline.

4.1	QUECTEL RESPONSIBILITIES

Quectel assumes the lead on development roles, and will be responsible for:

•	System Architecture
•	Design and development of Devices and Docking Station hardware and embedded firmware
•	Testing of the over-the-air interface of the device;
•	Lab testing and fault resolution of devices;
•	Industrial design (Working together with ActiveCare);
•	Mechanical Design for devices;
•	Mechanical Tooling;
•	Creating an optimized manufacturing fabrication and test process;
•	Support certification of devices and Docking Station;
•	User Documentation;
•	Materials Procurement;
•	Manufacturing (Contract manufacturer) & Logistics (FOB Shanghai);
•	Device and Charger servicing and repair (handled under quality warranty agreement).

4.2	ACTIVECARE, INC. RESPONSIBILITIES

ActiveCare, Inc. assumes the lead on commercial / operational roles, and will be responsible for:

•	Industrial design (Working together with Quectel);
•	Timely review and feedback of deliverables and acceptance of revisions;
•	Field Trials and evaluations.
•	Procuring samples of competitor devices and equipment
•	Analysis of Competitors and Associated Technologies
•	Marketing and Sales (Promotion of ActiveCare, Inc. to market)
•	Operations
•	Fulfillment (Either ActiveCare or domestic distributor will perform this function)
•	Customer Service (call center, help desk, assistance, RMA, etc.)
•	Maintenance of equipment and services, (operating expenses)

4.3	UNASSIGNED RESPONSIBILITIES

Other activities fall outside the scope of this SOW.  They will be addressed under separate agreements at the discretion of ActiveCare, Inc.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

•	Follow-on features and enhancements (future contract(s) addressed as needed)

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

5	Objective

Quectel will try its best to complete the design and integration of Senior Care Wrist Device, Senior Care Companion Device and charging Docking Station within the time and financial constraints as specified within this document.

5.1	DESIGN GUIDANCE

5.1.1	DESIGN TARGETS

Expected battery life for device
The expected battery life for the wrist device is targeted at up to 48 hours of nominal operating time or up to 4 hours of continuous talk time for wrist device;
The expected battery life for the companion device is targeted at up to 96 hours of nominal operating time with GPS fix and report every 10 minutes or up to 4 hours of continuous talk time for companion device

Expected GPS accuracy	The cold start under open sky is expected to be less than 50 seconds. The GPS autonomous operation expected accuracy is up to 100 feet under open sky after stable operating of GPS chipset.
Design volume for the devices	The hardware being created is targeted for a volume production of 100,000 pieces.
Cost of Goods Device & Charger	The target hardware cost of goods for each device “system” (consisting of one each of a SWD, SCD, DS) is expected to be no more than $160 US for a quantity of 100,000

5.1.2	SYSTEM ACCESSIBILITY
This statement of work includes a reasonable number of fallback scenarios in an effort to minimize the likelihood of a device not connecting to a server. Devices making use of the cellular network and associated internet infrastructure are subject to those systems’ quality of service and availability. The device will make every attempt to engage these systems however their availability is not under its control.

5.1.3	SYSTEM RELIABILITY
This statement of work and associated specifications do not include specific requirements for the ActiveCare Service Center or its database(s).  Quectel recommends the use of redundant or back-up equipment to ensure service. Dual servers, gateways and geographic separation can greatly improve server availability, reliability and fault tolerance (equipment failure) at the expense of additional equipment and operating expenses. The ActiveCare Service Center is the responsibility of ActiveCare Inc..

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

6	Development Strategy

Normally, it will take about 8 months to develop devices described of this scope, however Quectel has done everything within its power to accelerate the development to complete it substantially sooner. The following figure outlines the estimated development timeline. Please note that this estimated development timeline requires both sides to work closely on product definition, prototype confirmation, working sample testing and  confirmation, field testing, golden sample confirmation, etc. Any delay schedule extended in these actions may lead to the delay of whole schedule.

Refer to the disbursement schedule for the milestone payments.  This schedule is subject to change as engineering changes are evaluated and/or implemented.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

ASSUMPTIONS

The following assumptions have been made concerning the development effort scope.
•	No AMPS operation. Analog cellular will not be supported.
•	The server application may be developed under a separate contract.
•	The performance of the cellular network and GPS receiver is subject to location and is beyond the control of Quectel, the device, and ActiveCare, Inc.
•	Quectel will perform lab tests on all devices.
•	ActiveCare, Inc. will perform field trials and evaluations
•
ActiveCare Inc. will be responsible for certification testing and submission fees.  Submission to the FCC is expected to occur at the pre-production milestone coincident with the beginning of the manufacturing phase.  This makes the assumption that no additional changes would be required pending FCC approval.  If changes are required, the manufacturing completion milestone may be affected.

•	Quectel will be responsible for the costs associated with assemblies, prototype chargers and engineering samples. These have been included in the NRE charger.

6.1	COMMUNICATIONS MODEL
The communications model used to exchange data between the device and the server is a combination of encrypted packet data and SMS messages. In most cases, the device will communicate with the server through the GPRS connect to save communication cost, only in some specified cases such as an emergency alert, device is in a call, or GPRS connection is not available shall the device exchange data with the server by SMS messages. Details of the  communication model for each case are defined in the description as appendix A. It has been Quectel’s experience that the communications model may change as development proceeds and priorities shift from one item to another. For this reason, the communications model is designed to be flexible and can accommodate moderate changes very easily.

6.2	REMOTE CONTROL AND MANAGEMENT
The remote control and operational management of the device is accomplished through the use of the wireless communications modem.  Command messages may arrive via SMS or IP data packets but will be treated in the same fashion. Responses and acknowledgements are handled according to the delivery mechanism. Messages sent from any originating source on the internet will arrive at the device via the modem, after which they are decoded and processed. The communication model will be defined in an API Description, which will include
•	theory of operation
•	a definition of the protocols involved (such as UDP, TCP, IP, SMS or other messaging protocols as needed)
•	device function definitions (including status, request, response and acknowledgement message descriptions)
•	For both SMS and GPRS packets, provide standardized definition of packet construct including standardized packet headers and defined fields.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

•
transmission and exception handling rules implemented in the Senior Care Devices.  Including rules and methods implemented for retransmission, error detection, packet handshaking (including ack/nack protocols);

•	some example messages.

6.3	GPS
The GPS receiver used in the Senior Care Companion Device will make use of the US government’s system of global positioning satellites to derive the location of the device as represented by a latitude and longitude coordinate pair. Since selective availability (SA) has been turned off, all GPS receivers have the same access to the GPS signal. As well a data channel contained in the GPS signal provides the ephemeris data (almanac) used by the receiver to correct for atmospheric effects and satellite orbit.

Quectel will design the Senior Care locationing services based solely on autonomous GPS operation using a high accuracy SirRF Star III or MTK MT3329 receiver.

6.4	WATERPROOF DESIGN
The design of the Senior Care Wrist Device  shall be waterproof the meet the standard of IP67.  The Senior Care Companion Device does not need to be waterproof.

6.5	SOFTWARE MODEL
The software will be created using a modular approach to ease porting portions of the embedded application to future devices. Software is fully version controlled and version numbers can be determined by the system or locally through the Senior Care Wrist Device or Senior Care Companion Device data cables.  Version number is also reported in response to remote command requests.  The software design will contain state diagrams or charts for ease of maintenance and modification. Built in test will be utilized wherever appropriate.
- Configuration Parameters (operating values) will be retained in non-volatile memory; these parameters will assume a default factory configuration and will be configurable from the diagnostic interface or via the over-the-air interface.
- It is expected that all timestamps will be in UTC time to eliminate time zone and daylight savings ambiguity,

6.6	SERVICABILITY
Since the device electronics may be buried in the case it may not be possible to service all components. The design of the Senior Care Devices will focus on creating a core engine that could be replaced without de-soldering components to ease the serviceability of the device. The SIM card will be readily serviceable by the ActiceCare Service Center.  The battery can be serviceable.

6.7	FORWARD ACCOMODATION
Service protocols and formats are to allow for future projects.   For example, future products may require enhanced feature based on current protocols to report more information or parameters to server, then a new command in protocol will be created instead of changing the original command, in this way, the updated protocol can keep the forward accommodation with previous protocol.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

7	Functional Milestones

7.1	SOW AND MOBILIZATION PAYMENT

This portion of the development is initiated by the signing of the SOW and the disbursement of the mobilization payment. These funds are used to initiate the engineering effort (50%).

Prior to concept signoff, GA100 (Companion Device) Technical Specification and GW100 (Wrist Device) Technical Specification and Product Definition for ActiveOne+ be completed and submitted for review as part of this statement of work.

On each milestone, Activecare should give feedback or confirmation to Quectel within two weeks or time to be agreed by both parties, otherwise the schedule as proposed may be delayed.

7.2	CONCEPT SIGNOFF MILESTONE

Acceptance of the specifications and statement of work is integral to this milestone.

At this stage, the statement of work is set.  Changes or revisions to the project scope, deliverables, specifications, product design, or other relevant sections in the statement of work are still possible or may even be required after concept signoff.  Since changes or revisions may impact the schedule and/or cost, they must be discussed between Quectel and ActiveCare and will be subject to an Engineering Change process.  To facilitate this, an Engineering Change Request (ECR) is generated by either ActiveCare or Quectel.  Upon acceptance of the ECR, an Engineering Change Order (ECO) will be generated by QUECTEL to document changes.  This document will supplement and/or supercede relevant sections in the Statement of Work or other ECOs.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

7.3	LAB PROTOTYPE MILESTONE （HAND-BUILT CNC SAMPLES）

The laboratory prototypes constitute the earliest deliverable hardware. ID/MD work shall be finished in this stage, the hand built casing samples and the first version of electronics boards shall be ready. Two (2) sets of product prototype samples (PPS) for the companion and wrist devices will be provided to demonstrate the proof-of-concept and feasibility and operation. Additional sets may be available at a cost of $ 500 (USD) each.

The devices support the functions as listed below. Due to the time constraints, the product prototype samples (PPS) will only support some basic functions.

PPS samples will be used by QUECTEL engineers to aid in development of the firmware and electronics.  As development proceeds, firmware and hardware modifications may be made to these devices to enhance their performance. It is important to note that since these devices will be superceded by the working samples, their usefulness may be short lived and may not be maintained for the life of the development project. This platform will be delivered to ActiveCare to permit preliminary demonstrations and marketing activities.

A payment, associated with this milestone, is used to make 100% of hard casing tool charge.

Quectel will authorize their vendor to start fabrication of  the casing tools after ActiveCare confirms the mechanical design of the two devices (WD, CD) based on the PPS samples and final payment for this stage.

7.3.1	COMPANION DEVICE

The first version of electronics board shall be ready in this stage .The ID/MD design is finished and several hand built casings will be made to prove the design. There are still some possible changes to the MD design before making the formal casing tools.

Some basic functions such as obtaining a GPS fix or making a phone call may be supported if the antenna is ready. But please note the main purpose of PPS samples is to prove the MD design. The adjusting of antenna will need about 1 week. If Active Care wants to get the PPS for confirmation and move to next stage soon, Quectel will send out the PPS samples without antenna. Otherwise Quectel will wait for the antennas to build final PPS samples which can support GPS fixing and phone call.

Please note at this stage the Bluetooth function is still in developing and debugging. It is possible that the Bluetooth function still can’t demo.

7.3.2	WRIST DEVICE

The first version of electronics board shall be ready in this stage. The ID/MD design is finished and several hand built casings will be made to prove the design. There are still some changes to the MD design before making the formal casing tools.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

Please note at this stage the Bluetooth function is still in developing and debugging. It is possible that the Bluetooth function still can’t demo.

7.3.3	DOCKING STATION

The docking station will not be ready at this stage. The MD design of docking station will be started after  the hand built PPS samples of the companion device have been provided to ActiveCare.

As a part of docking station, two (2) final wall chargers will be delivered at this stage.

7.3.4	DELIVERIES
(On or before Milestone Date):

Companion Device	● 2 PPS samples ● Unit may be able to get GPS location. (Not mandatory ) ● Unit may be able to make phone call. (Not mandatory )
Wrist Device	2 PPS samples
Docking Station	2 final Wall chargers
Milestone

7.4	Alpha MILESTONE (Working Samples)

The Alpha unit is the first iteration of the device that uses the casings which ware made by hard casing tools. We call the samples in this stage “Working samples”. The working samples support the functions as listed below. Due to the time constraints the working samples will support a limited feature set. The working samples should be able to be modified as development proceeds, to support new features as they become available.  The working samples will not be recommended for resale.

7.4.1	COMPANION DEVICE

The hard casing tools of companion device will be made. The first 50 formal casings will be made. Five (5) sets of empty casings shall be provided to ActiveCare as early as possible as part of the tool acceptance procedure.  ActiveCare must approve the casings prior to assembly and shipment of Alpha units by Quectel.  Five (5) alpha units will be delivered to Active Care as free samples for testing and development. The other casing samples will be used by Quectel for software development, hardware debugging, hardware testing and reliability testing.
The first version of firmware will be released. The draft communication protocol will be finished at this stage. User can configure the device with PC software and data cable. Most of the functions will be implemented based on the specification. There are still some potential bugs in software need to be fixed.

The hardware of companion device will be submitted for full testing at this stage. Based on the testing result Quectel will modify the hardware to improve the performance if it is needed.

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Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

A payment, associated with this milestone, is used to cover the 25% of engineering effort.

7.4.2	WRIST DEVICE

The hard casing tools of wrist device will be made. The first 50 formal casings will be made. Five (5) sets of empty casings shall be provided to ActiveCare as early as possible as part of the tool acceptance procedure.  ActiveCare must approve the casings prior to assembly and shipment of Alpha units by Quectel.  Five (5) working samples will be delivered as samples for testing and development. The other samples will be used by Quectel for software development, hardware debugging, hardware testing and reliability testing.

The first version of firmware will be released. The wrist device can be used to demo the voice call function. But the data report function is still in developing.

7.4.3	DOCKING STATION

Two (2) hand-built casings of docking station will be made at this stage. One of them will be kept by Quectel for developing and testing. The other will be delivered to Active Care for confirmation. Quectel will authorize their vendor to fabricate the formal casing tool after confirmation from Active Care.

7.4.4	DELIVERIES
(On or before Milestone Date):

Companion Device
● Five (5) empty casing sets shall be delivered for tool acceptance by ActiveCare
● Five (5) alpha units will be delivered for testing.
● Air interface protocol has been implemented
● 2 USB data cable will be delivered.

Wrist Device	● Five (5) empty casing sets shall be delivered for tool acceptance by ActiveCare ●Five (5) alpha units will be delivered for testing. ● Hands Free function can be used for demo
Docking Station	● One hand-built docking station will be delivered for approval by ActiveCare
Milestone	● The protocol document will be released for review ● The PC software will be released for testing.

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Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

7.5	BETA MILESTONE (TEST SAMPLES)

The Beta Milestone devices are refinements of the Alpha devices in both physical and functional performance. The circuit boards and firmware will be revised to optimize the manufacturability, functionality. The Beta deliveries will not generally be recommended for resale.

We call the samples in this stage “test samples”. The test samples will implement almost all of the functions in specification and the casing of it ware built by the optimized casing tool. But the firmware still needs to be tested and fix the potential bugs.

The test samples can be used to support certification like FCC.

A possible payment, associated with this milestone, is used to cover the third-party certification and approval in test lab in China if be required by Activecare

7.5.1	COMPANION DEVICE

10 test samples will be delivered to Active Care for testing. The communication protocol between companion device and backend server is finished. Active can implement the way to control the companion device by backend server. Quectel will provide the protocol document and PC software to help the development of backend server.

The communication between companion device and wrist device will be implemented at this stage. The functions related to it can be tested.

10 of the units produced in the Pre-production phase may be used to support certification testing and approvals.

7.5.2	WRIST DEVICE

10 test samples will be delivered to Active Care for testing, and the data report function of it can be tested.

The PC software which is used to match the wrist device to companion device will be released.

7.5.3	DOCKING STATION

Five (5) sets of empty casings shall be provided to ActiveCare as early as possible as part of the tool acceptance procedure.  ActiveCare must approve the casings prior to assembly and shipment of functional units by Quectel. Ten (10) docking station samples which were built by hard casing tool will be delivered to Active Care for testing and confirmation.

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Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

7.5.4	DELIVERIES

Companion Device	● Ten (10) test samples will be delivered for testing. ● Air interface protocol has been implemented
Wrist Device	● Ten (10) test samples will be delivered for testing. ● Data report by Bluetooth can be supported.
Docking Station	● Five (5) empty casing sets shall be delivered for tool acceptance by ActiveCare ● 10 formal samples will be delivered.
Milestone
●   The protocol between companion device and backend server is finalized.
●   Most of the functions in specification are finalized.
●   The PC software which is used to match the wrist device to companion device will be released.

7.6	PRE-PRODUCTION MILESTONE (GOLDEN SAMPLES)

The pre-production milestone means the hardware and software have been proved. All the requirements have been implemented and tested. The hardware testing and reliability testing is finished and all issues are fixed. The manufacturing process has been optimized and ready for mass production. The casing tools have also been optimized and ready for mass production

We call the samples in this stage “Golden Samples”. They can be used for resale if Active Care confirms the firmware and tolerance of appearance and texture.

A payment, associated with this milestone, is used to cover the 25% of engineering effort.

7.6.1	COMPANION DEVICE

100 PCS units will be ready for sale and 10 of them will be delivered to Active care for free.

7.6.2	WRIST DEVICE

100 PCS units will be ready for sale and 10 of them will be delivered to Active care for free.

7.6.3	DOCKING STATION

100 PCS units will be ready for sale and 10 of them will be delivered to Active care for free.

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Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

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Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

DELIVERIES

Companion Device	● Ten (10) golden samples will be delivered for confirmation
Wrist Device	● Ten (10) test samples will be delivered for confirmation.
Docking Station	● 10 formal samples will be delivered.
Milestone	● All functions in specification are finalized.

7.7	MASS PRODUCTION MILESTONE

7.7.1	COMPANION DEVICE, WRIST DEVICE, DOCKING STATION

The mass production phase targets the production of devices for resale to end customers. The devices will be fully functional.   All manufacturing, installation and user documentation will be provided. The companion device, wrist device and docking station mass production milestone will be considered complete when QUECTEL demonstrates the readiness of them for mass production. The tooling will be property of Activecare.

7.7.2	DELIVERIES

Companion Device	Final casing tools Final released firmware Final hardware
Wrist Device	Final casing tools Final released firmware Final hardware
Docking Station	Final casing tools Final hardware
Milestone	User Documentation will be provided in electronic format

7.8	DOCUMENTATION DELIVERABLES

User Manual	Documentation for the field Supervision Officer showing how to attach and detach the device. How to change SIMs, external battery etc.
Communication Protocol Guide	Describe the air interface protocol between companion device and backend server.

7.9	PC SOFTWARE DELIVERABLES

Bluetooth match tool	The PC software which is used to match companion device and wrist device

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Manager tool	The PC software which is used to configure the companion device by data cable

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
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Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

8	Development Cost Breakdown

8.1	DEVELOPMENT COSTS OVERVIEW

Senior Care System Devices	Wrist Device	Engineering Cost (labor and material)	$ 150,000
		Case Tooling	$ 70,000
	Companion Device	Engineering Cost (labor and material)	$ 30,000
		Case Tooling	$ 50,000
	Docking Station	Engineering Cost (labor and material)	$ 20,000
		Case Tooling	$ 40,000

Total Fees (USD)			$360,000

Quectel Labor & Materials	$ 200,000
Case tooling Costs	$ 160,000

Note	Travel inside China will be done at Quectel’s discretion and cost.
Travel outside China will be done at ActiveCare, Inc. s’ discretion and cost.
Certification testing fees are the responsibility of ActiveCare, Inc.
Cost to build additional samples beyond those included in Charpter 7 will need to be discussed with ActiveCare, Inc.
Server application and API are not included as part of this SOW.

Travel charger for the wrist device are not included

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
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Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
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TRAVEL EXPENDITURES

Travel inside China will be done at Quectel’s discretion and cost. Travel outside China will be done at ActiveCare, Inc. s’ discretion and cost. Travel outside China must be pre-approved by ActiveCare, Inc. before any commitment to reimburse is in place.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

8.2	CERTIFICATION AND APPROVAL FEES

The certification fees detailed below are the responsibility of ActiveCare, Inc. and are estimates only, prices may vary depending upon the test facility used. FCC testing includes parts 15B, 22 and 24 and part15C (Bluetooth) and SAR for the Senior Care Companion Device, FCC testing includes, parts 15B, 22 and 24 and part15C (Bluetooth)  for the Senior Care Wrist Device , UL certification for Docking station. The battery does not require certification however battery manufacturers of Lithium-polymer batteries require their own conformance testing for liability purposes. Quectel will compile the documents required to submit for FCC and to assist the test facility (with phone support) in their testing.

SAR certification is required for the Senior Care Companion Device and Senior Care Wrist Device since it operates within 20 cm of the human body. Quectel will compile the documents required to submit for SAR and to assist the test facility (phone support) in their testing.

IC testing is required only if the device is intended to be sold into Canada.

The device must be submitted to PTCRB testing at an approved facility in order to be operated on a carriers network. This testing is for the Senior Care Companion device only. Quectel will compile the documents required to submit for PTCRB and to assist the test facility (phone support) in their testing.

Carrier approval, which has no associated cost, is still required and could incur incidental costs to assist the carrier in their testing such as travel to overseeing the tests or answer questions on operation of the device. Documentation for Carrier certification is limited to operator’s manual and proof of FCC, SAR and PTCRB certification.

CSA approvals are not required.

All certification and approvals testing is the direct cost responsibility of ActiveCare, Inc. Quectel can also help to suggest a test lab local in China and support devices and Docking Station certification.

The estimated certification costs need more discussion with test labs to get more accurate reference.

APPROVAL TYPE	FEES (EST)
FCC Approval (Wrist Device)	$ 8,000
FCC Approval (Companion Device)	$ 10,000
IC Approval (Canada Wrist Device)	$ 4,000
IC Approval (Canada Companion Device)	$ 4,000
Carrier Approval	$ TBD
PTCRB Approval (USA, Companion Device)	$ 20,000
UL Approval (Docking Station)	$ TBD
Hearing Aid Compatibility testing (Companion device)	$ TBD
Hearing Aid Compatibility testing (Wrist device)	$ TBD
Estimated Approval Fees Total	$

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

8.3	DISBURSEMENT SCHEDULE

DATE	MILESTONE	DISBURSEMENTS1		TOTAL
		Quectel Labor & Materials	Case Tooling Charge
Dec 04 2009	Contract Signoff	$100,000		$100,000
Mar 12 2010	Lab Prototype Delivery		$160,000	$160,000
May 07 2010	Working Sample Delivery	$50,000		$50,000
Aug 06 2010	Golden Sample Delivery	$50,000		$50,000
TOTALS		$200,000	$160,000	$360,000

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

9	Risk Assessment

9.1	COMPONENT LEAD TIME

The normal component lead time Quectel can achieve is 8 weeks, but Quectel can not assure the component lead time to be as short as 8 weeks. Quectel will try its best during the design to shorten the component lead time to 8 weeks, but the component lead time in market is out of the control of Quectel.

It is Quectel’s responsibility to purchase adequate stock of components and material to ensure engineering devices can be fabricated, but it is ActiveCare’s responsibility to place orders for more devices for field trial, marketing promotion and volume sale, etc.

9.2	BLUETOOTH FUNCTION RANGE

The Class 1 Bluetooth communication range needs to be 100 meters in open area. For the real Bluetooth communication range will highly depend on the communication environment, the communication range could be less than 100 meters in some special environment such as a building made of reinforced concrete.

10	Options

10.1	SCHEDULE ACCELERATION

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

11	Unit Price for Devices and Production Delivery Payment

Normally the Senior Care Wrist Device, Senior Care Companion Device, Docking Station and related accessory are provide as a set at price of US $160.00 FOB SHANGHAI. The packaging list is as following table:

Item	Note
Senior Care Wrist Device with battery built in
Senior Care Companion Device
Docking Station
Battery for Senior Care Companion Device
Charger for Senior Care Companion Device (for both docking station and travel)
Note: The travel charger for Wrist device are not included

For production delivery, ActiveCare need to put purchase order in advance and pay some percentage of total delivery value as deposit, then Quectel will arrange to purchase component and material. Detail payment arrangement for production delivery payment will defined in another agreement between ActivcCare and Quectel.

12	MOQ and Lead-time

MOQ (Minimum Order Quantity) for the Senior Care Devices is 2,000 pieces per order. The normally lead-time for material purchasing is 8 weeks, there is also extra 1-2 weeks for manufacturing and export. So the lead-time for purchase order to delivery will be about 9-10 weeks. Quectel will try his best to meet or even shorten this delivery lead-time, but Quectel can not warranty this lead-time for the lead-time of material purchasing in market will change at different time point and is not under control of Quectel.

Strategic procurement may be necessary due to long lead-time components or materials, or EOL of any critical components after years of runing.  In such an event, Quectel will inform Active, Inc. as early as possible to the lead-times for these items so that Activecare can purchase them in a timely manner.  This will minimize any potential impact on the production delivery schedule.

13	Warranties By QUECTEL

ActiveCare has all responsibilities for after sales services. And Quectel shall provide 2% CBU (Complete build units) free of charge of total product revenues purchased by Buyer for his after

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sales services. Spare parts for after sales services other than 2% of warranty service revenues are purchased by ActiveCare’s own cost regarding spare parts price offered from Quectel. The spare parts price should be reasonable, meaning at factory cost +2%, as ActiveCare well as any such other repair and/or software flashing equipment provided by Quectel to and actual cost +5%. Quectel will provide ActiveCare with a full documentation set per device to enable ActiveCare to repair devices at the Active’s repair center. If ActiveCare want return default devices to Quectel to be repaired, Quectel will charge for the manual labor and all delivery cost is direct responsibility of ActiveCare.

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Appendix A - Product Definition for ActiveOne+
Issue Date: 2009-10-20
Status: Rev. 8

1.0	Overview

The purpose of this document is to provide a vision for the function of the product and its use by the elder client, post operative patient, or those requiring home-based assistance.  This document will be used to develop the product and functional specifications.  It will also drive the industrial design effort to create a product design that is nicely styled, functional, and accommodating to the user.  The goal is to develop a product platform that will be well-received in the marketplace and can go head-to-head with the competition’s current or next generation offerings.

2.0	Definition of User

2.1.	The end user may be an elderly customer who is experiencing some symptoms of aging that result in a decrease in certain abilities These impairments may be in the following categories:

2.1.1.
Vision – A decrease in the ability to see objects close by both with or without glasses making it a challenge to read the text on an LCD screen.  A reduction in melanin accompanies age progression resulting in the need for increased illumination or contrast to see details such as product graphics (labels) for buttons.

2.1.2.
Hearing – A decrease in hearing ability in one or both ears would require an increase in volume for spoken messages from the device.  Some older adults also experience hearing distortion or have difficulty with auditory discrimination (the ability to separate conversation from background noise).  Some clients may use hearing devices to correct their auditory deficiencies but may not always be wearing the device(s) or have the volume set for a normal level of conversation.  Compatibility of the ActiveCare+ device with hearing aids will be important.

2.1.3.
Hand strength and dexterity – There are many causes of loss of dexterity in the fingers and hands.  Arthritis, stroke, muscle atrophy, disease, the effects of medication, and others all impede dexterity and limit the ability of the user to find and press a button, for example.  The ability of a finger to exert an acceptable force level may be restricted or to maintain the force consistently.  A fluttering of the finger could induce multiple depressions of the actuator button when a single actuation was intended.

2.1.4.
Mobility – Clients may typically experience a reduction in mobility due to disease and the aging function.  Therefore, if the companion device is left in the docking station, the client will be unable to access it in an emergency due to limited mobility, and the wrist device will be the sole means of communication to the Call Center or 911.  As part of the mobility issue, balance will also be affected.  Even a simple task such as reaching with one hand across the body to the wrist device on the opposite hand could cause an imbalance and risk of falling if the client is standing and supported by a cane or by holding onto a wall for stability.

2.1.5.
Skin sensitivity – As we age, our skin gets thinner and we are more easily bruised even performing normal activities.  A wrist device could cause bruising even when worn normally so the shape of the back surface of the device, the device weight, and the wrist band design, tightness and accommodation are important considerations.  If the wrist device is worn in the shower or bath, soap and moisture could accumulate between the device and the skin and later cause a rash or irritation.  Material selection and surface texture are other considerations for skin sensitivity.

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2.1.6.
Cognitive processing – Clients are likely to experience some mental processing issues from time-to-time which may appear as delayed reactions or confusion.  Especially after a fall or when “under pressure” to respond to a voice prompt, confusion could delay the wearer from taking the appropriate action.  Sometimes the wrong button could be pressed, the message misunderstood, or no action taken at all.  If the client considers the system difficult to use during everyday activities or confusing in its operation, this feeling may translate into one of annoyance for the device.  As a result, the client may stop wearing the device and utilizing the service.

2.2.
Keeping all of the above considerations in mind throughout the development process, we will seek to make the device as easy to use and understand as possible for the elder adult, post operative patient, or those requiring home-based assistance.

3.0	Definition of Wrist Device

3.1.	Physical Characteristics
3.1.1.	The wrist device will be of a size, shape and weight suitable for an adult to wear on their wrist both day and night, 24 hours per day.
3.1.1.1.	Dimensions shall not exceed: TBD (dependent on size of operating components)
3.1.1.2.	The shape of the device will enable a comfortable wearing experience
3.1.1.3.	Weight shall not exceed: TBD (partially dependent on weight of operating components)
3.1.2.
The wrist device will be secured by a strap which is adjustable by the user or by a care provider for fine adjustments.  Coarse adjustments (the initial fitting) may be performed by a technician or other qualified individual.

3.1.2.1.	In use, the wrist device may be secured on either the right or left wrist allowing the user to see the time display and graphics next to the LEDs.
3.1.2.2.	The strap shall be adjustable to accommodate a range of wrist diameters from TBD to TBD
3.1.3.	Material selection for the device case and band
3.1.3.1.	The case and strap shall be made of materials that are comfortable for extended wear, resistant to perspiration, and do not encourage the growth of bacteria
3.1.3.2.	The case, strap, and decoration or graphics shall be made of materials that are cleanable and waterproof
3.1.3.3.	The case, strap, and decoration or graphics shall be made of materials that are resistant to scratches and abrasion
3.1.3.4.	The case, strap, and decoration or graphics shall be made of materials that are colorfast and resistant to the aging effects from exposure to UV or IR radiation

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3.1.3.5.	The case, strap, and any decoration or fittings shall be made of materials that do not oxidize
3.1.4.	Industrial design of the wrist device
3.1.4.1.
The design effort is underway and will involve several iterations and opportunities for review and comment.  One or more formal or informal focus groups with elder adults may be held to solicit feedback on the design and user interface

3.1.4.2.	Graphics, decoration, and labeling will be identified as the industrial design for the wrist device is developed (3.1.4.1)
3.1.5.	Battery module
3.1.5.1.	A build in battery module will be supplied;
3.1.5.2.	The battery will be capable of being removed and replaced by the service technician
3.1.5.3.	The battery module will be recharged through a two point contact connector on the case of wrist device
3.1.6.	Ingress Protection Standard
3.1.6.1.	The wrist device will be built and tested to meet the IP67 standard (commonly referred to as “waterproof”)
3.1.7.	Firmware updates
3.1.7.1.	Firmware updates will be provided through connection with a special fixture to be used by technicians
3.1.7.2.	Five contact points (with three (3) contact points for firmware upgrade and two (2) for recharging) will be provided for technician use
3.1.8.	Time display
3.1.8.1.	The current, local time shall be displayed on an LCD screen on the wrist device
3.1.8.2.	The display shall be digital with numerals of at least TBD mm in height
3.1.8.3.	The LCD screen shall provide a minimal brightness of TBD
3.1.8.4.	The correct time will be set automatically by the companion device
3.2.	User interface (functions and alarms) for the wrist device
3.2.1.	Buttons and switches
3.2.1.1.	Power button: A single actuation of one (1) second minimum shall activate power “on.” A single actuation of three (3) seconds minimum shall deactivate the device (power “off”)
3.2.1.1.1.	The minimum force required to actuate the Power button shall be TBD when measured at the center of the button.
3.2.1.1.2.	The color of the Power button shall be TBD (color molded in, not painted)
3.2.1.1.3.	The size of the Power button shall be a minimum of TBD sq. cm
3.2.1.2.
Care button:  A single actuation will initiate a call sequence to the Care Center.  A minimum actuation of two (2) seconds shall initiate the call.  There is no maximum duration, however the call will be initiated after two (2) seconds of actuation, and continued actuation of the button will not delay the processing or connection of the call

3.2.1.2.1.	The minimum force required to actuate the Care button shall be TBD when measured at the center of the button.
3.2.1.2.2.	The color of the Care button shall be TBD (color molded in, not painted)
3.2.1.2.3.	The size of the Care button shall be a minimum of TBD sq. cm

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3.2.1.2.4.	The Care button shall have two raised dots molded onto its face to simulate the letter “C” in Braille
3.2.1.3.	Cancel button: A single actuation of a minimum of one (1) second shall cancel a call or terminate the Fall Detection notification
3.2.1.3.1.	The Cancel button shall be smaller in size than the Care button and a minimum of TBD sq. cm
3.2.1.3.2.	The color of the Cancel button shall be TBD (color molded in, not painted)
3.2.1.3.3.	The Cancel button will require a minimum force of TBD for actuation, to be measured at the center of the button
3.2.1.4.	911 emergency dialing
3.2.1.4.1.	Actuation of the Cancel button for five (5) seconds shall initiate a call to 911 emergency services but only after the Care button has been actuated in sequence
3.2.1.5.	A tactile feedback from all buttons shall be provided
3.2.2.	Audible verbal messages
3.2.2.1.	All messages to be recorded in American English with a female voice
3.2.2.2.	The wrist device shall be capable of presenting an audible verbal message at a minimum of 80dBa as measured at a distance of one (1) meter
3.2.2.3.	The volume shall be fixed at this level (not adjustable through the wrist or companion devices)
3.2.2.4.	Initial actuation of the Power button (3.2.1.1) initiates a verbal message indicating the device is powered “on”: “Welcome to ActiveOne Plus”
3.2.2.5.	Secondary actuation of the Power button (3.2.1.1) initiates a verbal message indicating the device is powering “off” and shutting down: “ActiveOne Plus is shutting down. Goodbye”
3.2.2.6.	When a Fall Detection condition is identified, a verbal message of “fall detected”” will be repeated during the ten (10) second delay before a call is placed to the Care Center
3.2.2.7.	Upon actuation of the Care button, a verbal message of “calling Care Center” will repeat until the call is connected to the Care Center
3.2.2.8.	Upon actuation of the Cancel button, a verbal message of “call cancelled” shall be spoken two (2) times to acknowledge the command
3.2.2.9.	When an “Out of Range” condition is identified, a verbal message of “Out of Range” shall be stated one (1) time and shall be repeated once every 60 seconds until the condition ceases.
3.2.2.10.
When the Cancel button is actuated for five (5) seconds to initiate a 911 call, a verbal message of “Press Care button to call 911 emergency services” shall be repeated two (2) times or the message shall stop when the Cancel button is actuated

3.2.3.	Vibration mode messages
3.2.3.1.
A vibration “message” shall be initiated upon the following conditions:  Fall Detection, an incoming call, low battery power, a message is waiting on the companion device, and the wrist device is out of range of the companion device

3.2.3.2.	The level of vibration will be a minimum magnitude of TBD and a frequency of TBD to be measured on the rear surface of the wrist device

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

3.2.3.3.
The vibration “message” shall consist of a one (1) second duration activation followed by a one (1) second deactivation of the vibration generator.  The “message” cycle will repeat on/off in this fashion per the following requirements

3.2.3.3.1.	The vibration “message” for Fall Detection shall cease when the Care Center call is connected or the “Cancel” button actuated
3.2.3.3.2.	The vibration “message” for “incoming call” shall cease when the Care Center call is connected
3.2.3.3.3.
The vibration “message” for “low battery power” shall cycle three (3) times then rest for 60 seconds and shall continue to cycle in this manner until the battery module is removed (for recharging) or the wrist device is placed into the base station for recharging

3.2.3.3.4.
The vibration “message” to indicate that a message is waiting on the companion device shall cycle two (2) times then rest for three (3) minutes and shall continue to cycle in this manner until the message is acknowledged on the companion device

3.2.3.3.5.	The vibration “message” to indicate that the wrist device is out of range shall cycle three (3) times then rest for 60 seconds and shall continue to cycle in this manner until the condition ceases
3.2.4.	Three (3) light emitting diodes (LEDs) will be provided to indicate device status
3.2.4.1.	Green blinking will indicate that the wrist device is powered “on.” The LED will cycle with a frequency of one (1) second “on”, five (5) seconds “off”
3.2.4.2.	Green blinking will indicate that the device is properly positioned in the base station and is charging. The LED will cycle with a frequency of one (1) second “on,” one (1) second “off”
3.2.4.3.	Green continuous will indicate that the device is fully charged
3.2.4.4.
Red blinking will indicate that the device has “no signal” and is not communicating with the companion device.  The LED will cycle with a frequency of one (1) second “on”, two (2) seconds “off” and will cycle in this mode until a connection is restored

3.2.4.5.	Red continuous will indicate a “low battery condition” and signal an imminent need for charging or battery replacement
3.2.4.6.
Red and yellow blinking together will indicate that a fall has been detected.  The red and yellow LEDs shall oscillate opposite each other with a frequency of one (1) second “on”, one (1) second “off” until the Care Center call has been received or the “Cancel” button actuated

3.2.4.7.
Yellow blinking will indicate that a message has been sent by the Care Center and received by the companion device.  The LED will cycle with a frequency of one (1) second “on”, five (5) seconds “off” until the message has been acknowledged on the companion device

3.2.5.	Upon insertion of the wrist device into the docking station or travel charger and proper connection with the charging system, a ”beep” will be issued by the wrist device

4.0	Companion Device

4.1.	Physical Characteristics

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

4.1.1.	The companion device will be of a size, shape and weight suitable for an adult to wear in a holster and to place into the “cradle” of a base station
4.1.1.1.	Dimensions shall be approximately the same as the GT300 device
4.1.1.2.	The shape of the device will be similar to the GT300 device
4.1.1.3.	Weight shall not exceed: TBD
4.1.2.	The companion device will be supplied with a holster
4.1.2.1.	The holster will have a clip for attaching to a belt or purse strap
4.1.3.	Material selection for the device case and holster
4.1.3.1.	The case and holster shall be made of materials that are resistant to perspiration and do not encourage the growth of bacteria
4.1.3.2.	The case and decoration or graphics shall be made of materials that are cleanable and water resistant
4.1.3.3.	The case and decoration or graphics shall be made of materials that are resistant to scratches and abrasion
4.1.3.4.	The case and decoration or graphics shall be made of materials that are colorfast and resistant to the aging effects from exposure to UV or IR radiation
4.1.3.5.	The case, holster, and any decoration or fittings shall be made of materials that do not oxidize
4.1.4.	Industrial design of the companion device
4.1.4.1.
The design effort is underway and will involve several iterations and opportunities for review and comment.  One or more formal or informal focus groups with elder adults may be held to solicit feedback on the design and user interface

4.1.4.2.	Since the companion device will be built upon the GT300 layout, button location and other components for the companion device will be located in the same approximate locations as on the GT300
4.1.4.3.	Graphics, decoration, and labeling will be identified as the industrial design for the companion device is developed
4.1.5.	Firmware updates
4.1.5.1.	The companion device will include a mini-USB connector to allow factory programming and firmware updates in the field
4.1.5.2.	An attached cover over the mini-USB connector port on the companion device is suggested to prevent accumulation of debris
4.1.5.3.	The mini-USB connector will not be used in the base station (docking station) to recharge the device battery
4.1.6.	Location signal to Care Center
4.1.6.1.
When placed into the base station (docking station), the companion device will sense that recharging has been initiated and will send a signal to the Care Center.  (The signal will indicate that the companion device is in a known location at the user’s address which will be on file in the Care Center)

4.1.7.	Ingress Protection Standard
4.1.7.1.	The companion device will not be built to an IPXX standard
4.2.	User interface (functions and alarms) for the companion device
4.2.1.	Buttons and switches

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

4.2.1.1.	Power button: A single actuation of one (1) second minimum shall activate power “on.” A single actuation of three (3) seconds minimum shall deactivate the device (power “off”)
4.2.1.2.	Volume buttons: Each actuation of the Volume “up” or Volume “down” buttons will increase or decrease the volume level of the speaker by 4dBa (TBD)
4.2.1.3.	The Volume buttons will provide a progression of increasing or decreasing the volume level with a minimum of 5 steps (actuations)
4.2.1.4.	Care button: A single actuation will initiate a call sequence to the Care Center after a minimum actuation of two (2) seconds
4.2.1.4.1.	The minimum force required to actuate the Care button shall be TBD when measured at the center of the button.
4.2.1.4.2.	The color of the Care button shall be TBD (color molded in, not painted)
4.2.1.4.3.	The size of the Care button shall be a minimum of TBD sq. cm
4.2.1.4.4.	The Care button shall have two raised dots molded onto its face to simulate the letter “C” in Braille
4.2.1.5.	Cancel button: A single actuation of a minimum of one (1) second shall cancel a call, terminate the Fall Detection notification, or acknowledge and delete a message sent by the Care Center
4.2.1.5.1.	The Cancel button shall be smaller in size than the Care button and a minimum of TBD sq. cm
4.2.1.5.2.	The color of the Cancel button shall be TBD (color molded in, not painted)
4.2.1.5.3.	The Cancel button will require a minimum force of TBD for actuation, to be measured at the center of the button
4.2.1.6.	911 emergency dialing
4.2.1.6.1.	Actuation of the Cancel button for five (5) seconds shall initiate a call to 911 emergency services but only after the Care button has been actuated in sequence
4.2.1.7.	A tactile feedback from all buttons shall be provided
4.2.2.	Audible verbal messages
4.2.2.1.	All messages to be recorded in American English with a female voice
4.2.2.2.	The companion device shall be capable of presenting an audible verbal message at a minimum of 80dBa as measured at a distance of 1 meter.
4.2.2.3.	Initial actuation of the Power button (4.2.1.1) initiates a spoken message indicating the device is powered “on”: “Welcome to ActiveOne Plus”
4.2.2.4.	Secondary actuation of the Power button (4.2.1.1) initiates a spoken message indicating the device is powering “off” and shutting down: “ActiveOne Plus is shutting down. Goodbye”
4.2.2.5.	Each actuation of the Volume “up” button will initiate a verbal message of “louder” spoken at the volume corresponding to the new level selected
4.2.2.6.	Each actuation of the Volume “down” button will initiate a verbal message of “softer” spoken at the volume corresponding to the new level selected
4.2.2.7.	When a Fall Detection condition is identified, a verbal message of “fall detected” will be repeated during the ten (10) second delay before a call is placed to the Care Center
4.2.2.8.	Upon actuation of the Care button, a verbal message of “Calling Care Center” will repeat until the call is connected to the Care Center

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

4.2.2.9.	Upon actuation of the Cancel button, a verbal message of “call cancelled” shall be spoken two (2) times to acknowledge the command
4.2.2.10.
When the Cancel button is actuated for five (5) seconds to initiate a 911 call, a verbal message of “Press Care button to call 911 emergency services” shall be repeated two (2) times or the message shall stop when the Cancel button is actuated

4.2.3.	Upon insertion of the companion device into the docking station or travel charger and proper connection with the charging system, a ”beep” will be issued by the companion device
4.2.4.	Vibration mode messages
4.2.4.1.
A vibration “message” shall be initiated in the companion device upon the following conditions if the companion device has been removed from the base station:  Fall Detection, an incoming call, low battery power, “power down,” and the wrist device is out of range of the companion device

4.2.4.2.	The level of vibration will be a minimum magnitude of TBD and a frequency of TBD to be measured on the rear surface of the companion device
4.2.4.3.	The vibration “message” frequency and logic shall match the cycles defined in Section 3.2.3.3 for the wrist device
4.2.5.	Three (3) light emitting diodes (LEDs) will be provided to indicate device status
4.2.5.1.	Green blinking will indicate that the companion device is powered “on.” The LED will cycle with a frequency of one (1) second “on”, five (5) seconds “off”
4.2.5.2.	Green blinking will indicate that the companion device is charging and is properly positioned in the base station. The LED will cycle with a frequency of one (1) second “on,” one (1) second “off.”
4.2.5.3.	Green continuous will indicate that the companion device is fully charged
4.2.5.4.
Red blinking will indicate that the device has “no signal” and is not communicating with the wrist device.  The LED will cycle with a frequency of one (1) second “on”, two (2) seconds “off” and will cycle in this mode until a connection is restored

4.2.5.5.	Red continuous will indicate a “low battery condition” and signal an imminent need for charging
4.2.5.6.
Red and yellow blinking together will indicate that a fall has been detected.  The red and yellow LEDs shall oscillate opposite each other with a frequency of one (1) second “on”, one (1) second “off” until the Care Center call has been received or the “Cancel” button actuated

4.2.5.7.	Yellow blinking will indicate the presence of an incoming call. The LED will cycle with a frequency of one (1) second “on”, one (1) second “off” until the call is received
4.2.5.8.
Yellow blinking will indicate that a message has been sent by the Care Center and received by the companion device (message waiting).  The LED will cycle with a frequency of one (1) second “on”, five (5) seconds “off” until the message has been acknowledged on the companion device

4.2.6.	Organic LED (OLED) display screen
4.2.6.1.	The OLED screen will be capable of providing a brightness level of TBD
4.2.6.2.	The OLED screen shall provide a view of a minimum of TBD characters at a font size of TBD mm
4.2.6.3.	The resolution (dot matrix) of the OLED screen shall be TBD

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

4.2.6.4.	Screen indicators (icons) will display the status of the following features on the “idle” portion of the OLED screen: (these to be discussed and confirmed with team)
4.2.6.4.1.	GSM signal strength
4.2.6.4.2.	GPS signal strength
4.2.6.4.3.	Battery status
4.2.6.4.4.	Bluetooth connection status
4.2.6.4.5.	Date/time
4.2.6.4.6.	Network operator name
4.2.6.5.	The following screen messages will be displayed on the “active” portion of the LCD screen:
4.2.6.5.1.	If a fall is detected, the display shall indicate “FALL DETECTED” until the Care Center is connected or the call is cancelled
4.2.6.5.2.	When dialing the Care Center, the display shall indicate “CALLING CARE CENTER”
4.2.6.5.3.	Upon connecting with the Care Center, the display shall indicate “CARE CENTER”
4.2.6.5.4.	Upon actuation of the “cancel” button, the display will indicate “CALL CANCELLED”
4.2.6.5.5.	When dialing 911, the display shall indicate “CALLING 911”
4.2.6.5.6.	Upon connecting with 911 emergency services, the display shall indicate “911 EMERGENCY”
4.2.6.5.7.
Upon actuating the Power “on” button to commence start-up, the display shall indicate “POWER ON”  for two (2) seconds followed by the Active Care logo until the standard operating mode is achieved (approximately five (5) seconds)

4.2.6.5.8.	Upon actuating the Power “off” button to shut down the device, the display shall indicate “GOODBYE” for approximately five (5) seconds
4.2.6.5.9.	Upon actuating the volume “up” or “down” buttons, the display shall show the graph figure currently used in the GT 300 device to indicate the volume setting
4.2.6.5.10.	The text of a message sent by the Care Center will be shown on the display

4.3.	Docking station or base station
4.3.1.	Physical characteristics
4.3.2.	Design of the base station
4.3.2.1.	The base station shall hold both the wrist device and the companion device securely during charging
4.3.2.2.	The base station shall charge one, or both devices simultaneously and automatically once the device(s) are placed into the station
4.3.2.3.	The two (2) charging positions on the base station shall be differentiated in design to accept placement of each device only in its appropriate charging location
4.3.2.4.	The two (2) charging positions shall each provide at least a two (2) point contact recharging arrangement (similar to a cordless phone)
4.3.2.5.	The base station shall require a single cord for connection to a wall outlet (type used in US and Canada)
4.3.3.	Material selection for base station

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

4.3.3.1.	The case and decoration or graphics shall be made of materials that are cleanable and water resistant
4.3.3.2.	The case and decoration or graphics shall be made of materials that are resistant to scratches and abrasion
4.3.3.3.	The case and decoration or graphics shall be made of materials that are colorfast and resistant to the aging effects from exposure to UV or IR radiation
4.3.3.4.	The base station and any decoration or fittings shall be made of materials that do not oxidize
4.3.3.5.	The bottom of the base shall have pads to resist slipping and prevent scratching of furniture
4.3.4.	Industrial design of the base station
4.3.4.1.
The design effort is underway and will involve several iterations and opportunities for review and comment.  One or more formal or informal focus groups with elder adults may be held to solicit feedback on the design and user interface

4.3.4.2.	Graphics, decoration, and labeling will be identified as the industrial design for the companion device is developed

5.0	Travel charger for wrist device (TBD)

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

APPENDIX B - GPS PRIMER

The Global Positioning System (GPS) is a satellite-based navigation system made up of a network of 24 satellites placed into orbit by the U.S. Department of Defense. GPS was originally intended for military applications, but in the 1980s, the government made the system available for civilian use. GPS works in any weather conditions, anywhere in the world, 24 hours a day. There are no subscription fees or setup charges to use GPS.

How it works…

GPS satellites circle the earth twice a day in a very precise orbit and transmit signal information to earth. GPS receivers take this information and use triangulation to calculate the user's exact location. Essentially, the GPS receiver compares the time a signal was transmitted by a satellite with the time it was received. The time difference tells the GPS receiver how far away the satellite is. Now, with distance measurements from a few more satellites, the receiver can determine the user's position and display it on the unit's electronic map.

A GPS receiver must be locked on to the signal of at least three satellites to calculate a 2D position (latitude and longitude) and track movement. With four or more satellites in view, the receiver can determine the user's 3D position (latitude, longitude and altitude). Once the user's position has been determined, the GPS unit can calculate other information, such as speed, bearing, track, trip distance, distance to destination, sunrise and sunset time and more.

How accurate is GPS?

Today's GPS receivers are extremely accurate, thanks to their parallel multi-channel design. Twelve parallel channel receivers are quick to lock onto satellites when first turned on and they maintain strong locks, even in dense foliage or urban settings with tall buildings. Certain atmospheric factors and other sources of error can affect the accuracy of GPS receivers. GPS receivers are accurate to within 15 meters (50 feet) on average.

Newer GPS receivers with WAAS (Wide Area Augmentation System) capability can improve accuracy to less than three meters on average. No additional equipment or fees are required to take advantage of WAAS.

Users can also get better accuracy with Differential GPS (DGPS), which corrects GPS signals to within an average of three to five meters. The U.S. Coast Guard operates the most common DGPS correction service. This system consists of a network of towers that receive GPS signals and transmit a corrected signal by beacon transmitters. In order to get the corrected signal, users must have a differential beacon receiver and beacon antenna in addition to their GPS.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

The GPS satellite system

The 24 satellites that make up the GPS space segment are orbiting the earth about 12,000 miles above us. They are constantly moving, making two complete orbits in less than 24 hours. These satellites are traveling at speeds of roughly 7,000 miles an hour.

GPS satellites are powered by solar energy. They have backup batteries onboard to keep them running in the event of a solar eclipse, when there's no solar power. Small rocket boosters on each satellite keep them flying in the correct path.

Here are some other interesting facts about the GPS satellites (also called NAVSTAR, the official U.S. Department of Defense name for GPS):

•	The first GPS satellite was launched in 1978.
•	A full constellation of 24 satellites was achieved in 1994.
•	Each satellite is built to last about 10 years. Replacements are constantly being built and launched into orbit.
•	A GPS satellite weighs approximately 2,000 pounds and is about 17 feet across with the solar panels extended.
•	Transmitter power is only 50 watts or less.

What's the signal?
GPS satellites transmit two low power radio signals, designated L1 and L2. Civilian GPS uses the L1 frequency of 1575.42 MHz in the UHF band. The signals travel by line of sight, meaning they will pass through clouds, glass and plastic but will not go through most solid objects such as buildings and mountains.

A GPS signal contains three different bits of information — a pseudorandom code, ephemeris data and almanac data. The pseudorandom code is simply an I.D. code that identifies which satellite is transmitting information.

Ephemeris data, which is constantly transmitted by each satellite, contains important information about the status of the satellite (healthy or unhealthy), current date and time. This part of the signal is essential for determining a position.

The almanac data tells the GPS receiver where each GPS satellite should be at any time throughout the day. Each satellite transmits almanac data showing the orbital information for that satellite and for every other satellite in the system.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com

Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

Enhanced GPS
The term “enhanced GPS” is used loosely throughout the location services industry. There are several competing technologies on the market which are provided to enhance the performance of a GPS receiver.  Some examples include Oncore, SnapTrak, NEC, U-Locate, TrimTrac, etc.  Most of these GPS-enhancing technologies are network-assisted or network-based using GSM, CDMA, or other terrestrial networks.

Overview Of Assisted GPS
Assisted-GPS is a method of improving GPS performance. Two main benefits are seen:
Faster Time to First Fix (TTFF)
Acquisition in weak signal environments

These improvements in performance come with one penalty – the requirement for some type of cellular network to transmit the assistance data, and backend server technology to generate assistance data. To gain an understanding of the difference in performance between Assisted and Autonomous GPS, please view the performance numbers in the next section.

Overview of MS-Based Assisted GPS
MS (Mobile Station) Based Assisted GPS is a standard mode of GPS operation, tailored for fast acquisition and operation in weak signal environments. Position calculation occurs in the mobile unit, and does not require assistance beyond the initial Assistance packet, which is valid for up to two hours. This makes it ideal for application that need to generate a position regularly such as mapping LBS (Location Based Services) without loading the cellular network.

Overview of MS-Assisted Assisted GPS
MS (Mobile Station) Assisted A-GPS is a standard mode of GPS operation, suited to infrequent position fixes in weak signal environments. Position calculation occurs in the Cellular Network, completed in the PDE (Position Determining Entity). This type of A-GPS is suited to E911 applications where only the network side needs to know the position, rather than the mobile being ‘position aware’.

Overview of Autonomous GPS
Autonomous GPS, as the name suggests, requires no assistance data and is capable of outputting Position, Velocity and Time (PVT) autonomously. The limitation of this type of GPS is its inability to calculate initial position in weak signal environments. In order for the GPS to calculate its position, Ephemeris data is required locally to calculate precise satellite positions. The Ephemeris, and other satellite parameter data, is transmitted as a background serial stream as 50 bits per second. This data cannot be decoded initially at signal levels under –142dBm, and hence the limitation of the first autonomous fix to –142dBm. Once a position has been calculated, implying Ephemeris data is available locally, autonomous operation can continue in weal signal environments until the background decoded data has timed out, typically 2 hours max.

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Quectel Wireless Solutions Ltd.
Suite 801. Building E, 1618 Yishan Road, Shanghai PRC
Tel: 86 21 51082965 Fax 86 21 64058005 Zip: 201103

Network Based Location Service
There is also a terrestrial based set of technologies that determine a cellular users position using cell data and time of arrival measurements.  These services are mainly restricted to urban areas where the cell tower density is at its greatest and will only be available if the carrier supports it.

Sources of GPS signal errors
Factors that can degrade the GPS signal and thus affect accuracy include the following:

•
Ionosphere and troposphere delays — The satellite signal slows as it passes through the atmosphere. The GPS system uses a built-in model that calculates an average amount of delay to partially correct for this type of error.

•
Signal multipath — This occurs when the GPS signal is reflected off objects such as tall buildings or large rock surfaces before it reaches the receiver. This increases the travel time of the signal, thereby causing errors.

•	Receiver clock errors — A receiver's built-in clock is not as accurate as the atomic clocks onboard the GPS satellites. Therefore, it may have very slight timing errors.
•	Orbital errors — Also known as ephemeris errors, these are inaccuracies of the satellite's reported location.
•
Number of satellites visible — The more satellites a GPS receiver can "see," the better the accuracy. Buildings, terrain, electronic interference, or sometimes even dense foliage can block signal reception, causing position errors or possibly no position reading at all. GPS units typically will not work indoors, underwater or underground.

•
Satellite geometry/shading — This refers to the relative position of the satellites at any given time. Ideal satellite geometry exists when the satellites are located at wide angles relative to each other. Poor geometry results when the satellites are located in a line or in a tight grouping.

•
Intentional degradation of the satellite signal — Selective Availability (SA) is an intentional degradation of the signal once imposed by the U.S. Department of Defense. SA was intended to prevent military adversaries from using the highly accurate GPS signals. The government turned off SA in May 2000, which significantly improved the accuracy of civilian GPS receivers.

Quectel Wireless Solutions Ltd. Suite 801, Building E, 1618 Yishan Road, Shanghai PRC 201103
Tel: 86 21 51082965 Fax 86 21 64058005 Web www.quectel.com